EXHIBIT 10.2

                                  AMENDMENT #2
                                       TO
                                MERGER AGREEMENT


         This Amendment #2 to Merger Agreement (the "2nd Amendment") is entered into as of __________, 2005, by and between RCG Companies Incorporated ("RCG"), WTI Acquisition, Inc. ("Sub"), and Farequest Holdings, Inc. ("Farequest"), and William A. Goldstein ("Seller").

                                    RECITALS:

         A. The parties hereto entered into that certain Agreement and Plan of Merger on November 30, 2004, as amended on December 29, 2004 (the "Agreement").

         B. The parties hereto desire to amend the terms of the Agreement.

         NOW THEREFORE, in consideration of the agreements set forth herein and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Terms. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

         2. Merger Consideration.

              A. Section 2.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) Every share of Farequest's common stock, par value $.001 per share (the "FAREQUEST SHARES"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) a share of RCG common stock, $.04 par value per share, multiplied by the Common Stock Exchange Ratio (the "RCG COMMON STOCK"), which will result in an aggregate of 4,779,196 shares to be issued as of the Effective Time (the result of which the holders of the Farequest Shares shall own initially 19.9% of the outstanding common stock of RCG as of the Effective Time), (ii) a share of RCG Series B Preferred Stock, $.04 par value per share, with such terms, preferences, and rights as are set forth in the Certificate of Designation attached hereto as Exhibit 2.1(a)(i), multiplied by the Preferred Stock Exchange Ratio (the "RCG SERIES B PREFERRED STOCK"), which will result in an aggregate of 1,527,389 shares to be issued as of the Effective Time (resulting, upon conversion of the RCG Series B Preferred Stock pursuant to the terms thereof, in the issuance of shares that when aggregated with all the RCG Common Stock issued to holders of Farequest Shares in the Merger, result in the Farequest stockholders immediately prior to the Effective Time beneficially owning the equivalent of 45% of the outstanding common stock of RCG as of the Effective Time), plus the sum of 0.96 multiplied by the aggregate number of shares of RCG common stock issued upon conversion prior to the Effective Time of the Series A 6% Convertible Preferred Stock of RCG), (iii) a right to receive either (A) additional shares of RCG Series B Preferred Stock if the RCG Series B Preferred Stock has not been converted, or (B) additional shares of Common Stock if the RCG Series B Preferred Stock has been converted, if and when there are issuances of shares of RCG Common Stock upon the conversion after the Effective Time of the Series A 6% Convertible Preferred Stock of RCG (the "CONTINGENT SHARES" as


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         defined below), and (iv) a pro rata interest in a Promissory Note in the form attached hereto as Exhibit 2.1(a)(ii) (the "PROMISSORY NOTE"), payable, within one year of the Effective Time, at the option of RCG, in either (A) an amount in cash equal to the lesser of (i) $6,037,872 or (ii) 19% of the value of the total maximum consideration payable under this Section 2.1(a), with Maker's common stock valued for this purpose at the closing price of RCG common stock as of the date immediately prior to the Effective Time, and Maker's series B preferred stock valued for this purpose on an as-converted basis with Maker's common stock issuable upon such conversion valued at the closing price of RCG common stock as of the date immediately prior to the Effective Time, or (B) 3,018,936 shares of RCG Common Stock (resulting in the issuance of shares that when aggregated with all the RCG Common Stock and RCG Series B Preferred Stock (on an as converted basis) issued to holders of Farequest Shares in the Merger, result in the Farequest stockholders immediately prior to the Effective Time beneficially owning the equivalent of 49% of the outstanding common stock of RCG as of the Effective Time). The Promissory Note shall bear interest at four percent (4%) per annum. Any interest shall be payable at maturity at RCG's option in either cash or RCG Common Stock valued at the greater of (i) $2.00 per share or (ii) Market Value at the maturity date. Ten percent (10%) of the number of shares of RCG Common Stock and RCG Preferred Stock each Farequest stockholder is entitled to receive based upon clause (i) and clause (ii), shall be placed in escrow (the "FAREQUEST ESCROW SHARES") and distributed in accordance with the terms of the Escrow Agreement. The Option Proportion of (i) the total number of shares of RCG Common Stock to be delivered to the Farequest stockholders, (ii) the total number of shares of RCG Series B Preferred Stock to be delivered to the Farequest stockholders, (iii) the total number of Contingent Shares to be delivered to the Farequest stockholders, and (iv) the Promissory Note, shall be placed in an additional escrow account ("ADDITIONAL ESCROW ACCOUNT") whose sole purposes are to satisfy the rights of any option or warrant holders upon any exercise of options or warrants held by Farequest option or warrant holders identified on Schedule 2.1(a) and to administratively distribute the proceeds from the Promissory Note to the Farequest stockholders after its maturity date and in accordance with the terms of the Additional Escrow Account. Such Additional Escrow Account shall be sufficient to satisfy the exercise of all outstanding options and warrants of Farequest, including any anti-dilution provisions thereof. For purposes of this Agreement, the "CONTINGENT SHARES" shall mean for each Farequest Share, that fraction of a share of RCG Series B Preferred Stock which shall, when converted to RCG common stock pursuant to the terms thereof, result in the issuance of that number of shares of RCG common stock equal to the quotient of (I) the Additional RCG Shares, divided by (II) the number of Farequest Shares outstanding as of the Effective Time, that are issuable to the holder thereof from time to time in accordance with Section 2.4 below to keep the Farequest stockholders' ownership percentage (assuming conversion of the RCG Series B Preferred Stock pursuant to the terms thereof) from being diluted by the issuance of any shares of RCG common stock issuable upon conversion after the Effective Time of the Series A 6% Convertible Preferred Stock of RCG. For purposes of this Agreement, "ADDITIONAL RCG SHARES" shall mean that number of shares determined by multiplying (x) the number of shares of RCG common stock issued upon the conversion after the Effective Time of the Series A 6% Convertible Preferred Stock of RCG from time to time on or before the date that is five (5) years following the Effective Time, by (y) .96. For avoidance of doubt
         Exhibit 2.1(b) shall set forth an example of this calculation."



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         B. Section 2.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) All Farequest Shares shall be canceled and retired, and each certificate representing any such Farequest Shares shall thereafter (i) represent only the right to receive the RCG Common Stock, RCG Series B Preferred Stock, the Contingent Shares and the Promissory Notes issuable in exchange for such Farequest Shares and
         (ii) entitle the holder thereof to vote with respect to, and receive dividends, if declared, on, such number of shares of RCG Common Stock and RCG Series B Preferred Stock which such holder is entitled to receive in exchange for such certificates, provided that dividends shall be paid to such holder, without interest, only upon surrender of certificates in accordance with Section 2.4."

         3. Farequest Options and Warrants. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "2.2 Effect on Farequest Options and Warrants. Every Farequest option or warrant issued and outstanding immediately prior to the Effective Time shall be revised to provide that any outstanding options or warrants shall only be exercisable for the aggregate per share merger consideration including the shares of RCG Common Stock, RCG Series B Preferred Stock, Contingent Shares and a pro rata interest in the proceeds of the Promissory Note held in the Additional Escrow Account. At the Effective Time, the Stockholder Representative, on behalf of the Farequest stockholders, option holders and warrant holders, RCG and Ronald Attkisson and Marc Bercoon (the "ADDITIONAL ESCROW AGENT") shall enter into an escrow agreement substantially in the form of Exhibit 2.2 hereof (the "ADDITIONAL ESCROW AGREEMENT") and establish the Additional Escrow Account. At the Effective Time, RCG shall deliver to the Additional Escrow Agent the Option Proportion of
         (i) the total number of shares of RCG Common Stock to be delivered to the Farequest stockholders, (ii) the total number of shares of RCG Series B Preferred Stock to be delivered to the Farequest stockholders,
         (iii) a certificate representing the Contingent Shares, and (iv) the Promissory Note, as directed by the Stockholders' Representative, which also shall be held in an escrow account in accordance with the terms of the Additional Escrow Agreement for the purpose of permitting the Farequest option and warrant holders listed on Schedule 2.1(a) to exercise their options and warrants in return for shares of RCG common stock, RCG Series B Preferred Stock (including their interest in the Contingent Shares) and their pro rata interest in the Promissory Note. The number of shares of RCG Common Stock and RCG Series B Preferred Stock (including the related interest in the Contingent Shares) and interest in the Promissory Note remaining at the end of the escrow period that are not subject to a claim of a Farequest option or warrant holder shall be distributed, pursuant to the terms of the Additional Escrow Agreement, to the Farequest stockholders (including those who received RCG Common Stock or RCG Series B Preferred Stock from the Additional Escrow Account), in proportion to their respective percentage interests immediately prior to the Effective Time, assuming for this purpose that option and warrant holders who exercised their options and warrants in the Additional Escrow Account had exercised such options and warrants immediately prior to the Effective Time."

         4. Exchange Procedures.



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         A. Section 2.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) RCG shall authorize its transfer agent to act as exchange agent hereunder (the "EXCHANGE AGENT") for the purposes of exchanging certificates representing Farequest Shares, the Contingent Shares, the Promissory Note, shares of RCG Common Stock and shares of RCG Series B Preferred Stock. Reasonably contemporaneous with the Effective Time, RCG shall deposit with the Exchange Agent, in trust for the holders of Certificates (as defined in Section 2.4(b) below), certificates representing the shares of RCG Common Stock and RCG Series B Preferred Stock issuable pursuant to Section 2.1(a) in exchange for Farequest Shares, less the Farequest Escrow Shares that RCG is required to deposit into the escrow in accordance with the Escrow Agreement (the "FAREQUEST CLOSING CERTIFICATES").

         B. Section 2.4(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(b) Promptly after the Effective Time, the Exchange Agent or other firm designated by the Stockholders' Representative shall mail or cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Farequest Shares (the "CERTIFICATES"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange therefore. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore that number of shares of RCG Common Stock and RCG Series B Preferred Stock (less any Farequest Escrow Shares that RCG is required to deposit into the escrow in accordance with the Escrow Agreement) together with the Contingent Share and an interest in the Promissory Note which such holder has the right to receive under Section 2.1(a) and such Certificate shall forthwith be canceled. If any such shares are to be issued to a Person other than the Person in whose name the Certificate surrendered in exchange therefore is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of the Certificate surrendered or such Person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                  Following the Effective Time, RCG will cause its Exchange Agent to issue to the Farequest stockholders any shares of RCG Common stock and/or RCG Series B Preferred Stock issuable as a result of the Contingent Shares granted hereunder upon each of the following events:
         (a) each instance in which RCG issues an aggregate of 1,000,000 shares of its common stock as a result of the conversion from time to time by the holders of RCG's Series A 6% Convertible Preferred Stock; (b) the first day of each calendar quarter following the Effective Time, except if the fair market value of the RCG Common Stock and RCG Series B Preferred Stock to be issued for the Contingent Shares as of such date is less than $200,000, then such issuance may be delayed to the first day of that next following calendar quarter; (c) not less than five (5) days prior to any time RCG or its Board of Directors declares a record date entitling holders of its common stock to vote in any annual or special meeting of its Stockholders; provided, however, that notwithstanding the foregoing, any shares required to be issued as a result of the Contingent Shares shall be issued no later than the date that is five (5) years following the Effective Time (the date upon which each issuance is triggered being referred to as a "CONTINGENT SHARE EVENT"). Upon the occurrence of a Contingent Share Event, RCG shall cause its transfer agent to distribute the number of shares of RCG common stock and RCG Series B Preferred Stock that are issuable pursuant to the terms of the Contingent Shares and this Agreement based upon the cumulative number of shares of RCG Series A 6% Convertible Preferred Stock converted into RCG common stock at such time less any shares of RCG Common Stock and RCG Series B Preferred Stock previously distributed to the Farequest stockholders as a result of the Contingent Shares."



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         C. Section 2.4(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(c) No dividends or other distributions with respect to the RCG Common Stock or RCG Series B Preferred Stock constituting all or a portion of the consideration payable to the holders of Farequest Shares shall be paid to the holder of any unsurrendered Certificate representing Farequest Shares until such Certificate is surrendered as provided for in this Section 2.4. Subject to the effect of applicable Laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing RCG Common Stock and RCG Series B Preferred Stock (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of RCG Common Stock and RCG Series B Preferred Stock, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such shares of RCG Common Stock and RCG Series B Preferred Stock, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law. Any fractional shares shall be rounded up to the next whole share."

         D. Section 2.4(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(d) Any portion of the RCG Common Stock and RCG Series B Preferred Stock made available to the Exchange Agent pursuant to
         Section 2.4(a) that remains unclaimed by the holders of Farequest Shares six (6) months after the date on which Certificates representing such shares were deposited with the Exchange Agent by RCG shall be returned to RCG and any such holder who has not exchanged his, her or its Farequest Shares in accordance with this Section 2.4 prior to that time shall thereafter look only to RCG for his, her or its claim for RCG Common Stock or RCG Series B Preferred Stock, and applicable dividends or other distributions. Neither RCG nor SUB shall be liable to any holder of Farequest Shares with respect to any RCG Common Stock or RCG Preferred Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law."

         5. Registration Statement and Proxy Statement. Section 5.5 of the Agreement is hereby deleted in its entirety and replaced with the following:


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                  "5.5 Registration Statement and Proxy Statement. RCG shall use all commercially reasonable efforts to file with the SEC as soon as practicable post Closing, a Proxy Statement and a Registration Statement. Farequest shall cooperate with RCG with regard to such filings. RCG and Farequest shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable."

         6. RCG Series B Preferred Stock. The following shall be added as
Section 6.7 of the Agreement:

                  "6.7 RCG Series B Preferred Stock. The Certificate of Designation of the Series B Preferred Stock, in the form of the attached Exhibit 2.1(a)(i), shall have been filed with the Delaware Secretary of State."

         7. Registration Rights. The following shall be added as Section 6.8 of the Agreement:

                  "6.8 Registration Rights Agreement. The Registration Rights Agreement, in the form of the attached Exhibit 6.8, shall have been executed by all parties thereto."

         8. Farequest Working Capital. Section 7.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "7.13    [INTENTIONALLY OMITTED]"

         9. Seller Lock-Up. The following shall be added as Section 7.17 of the
Agreement:

                  "Seller Lock-Up. The Lock-up Agreement, in the form of the attached Exhibit 7.17, shall have been executed by Seller and RCG."

         10. Warrants/Options. The following shall be added as Section 7.18 of the Agreement:

                  "Warrant/Option Waivers. RCG shall have received executed waiver letters, in the form of the attached Exhibit 7.18(a), from each Farequest warrant/option holder listed on Schedule 7.18."

         11. Indemnification. Section 9.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "9.7 Basket and Limitation. Notwithstanding anything to the contrary in the foregoing provisions of this Article 9, no party shall be required to indemnify another party until the aggregate of the Losses of the party seeking indemnification reaches $150,000, at which point (i) RCG shall be liable for all such Losses of the Farequest Indemnified Parties in excess of $150,000 up to a maximum liability equal to the number of Farequest Escrow Shares, or the aggregate value thereof, and (ii) the Farequest stockholders shall be liable for all such Losses of the RCG Indemnified Parties in excess of $150,000 up to a maximum liability equal to the Farequest Escrow Shares. For purposes of this Article 9, the shares of RCG Common Stock shall be valued at the average of closing price of RCG's common stock for the ten (10) trading days prior to the distribution of the shares from the escrow or issuance by RCG with respect to the Loss. For purposes of this Article 9, the shares of RCG Series B Preferred Stock shall be valued pursuant to the foregoing formula on an as converted basis. Notwithstanding the foregoing, the Stockholder's Representative shall be able to satisfy any Losses by a cash payment to RCG (and in such event an equivalent value of Escrow Shares shall be released from the Escrow under the Escrow Agreement), only in the event that (i) the fair market value of RCG's Common Stock is less than $2.00 per share at the time of payment of such Loss and (ii) the Stockholder's Representative agrees to indemnify and hold RCG harmless from any claims including those of Farequest stockholders as a result of the Stockholder's Representative ability to make such payments."

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         12. Appointment and Duties of Stockholders' Representative. The last sentence of Section 12.14(b) is hereby deleted in its entirety and replaced with the following:

         "By approval of this Agreement, each stockholder of Farequest hereby irrevocably appoints Stockholders' Representative as his, her or its agent for purposes of the first sentence of Section 12.14(a), for purposes of acting on behalf of Farequest, for purposes of the Escrow Agreement, the Additional Escrow Agreement and the Registration Rights Agreement, and for all other purposes contemplated by this Section 12.14."

         13. Definitions.

              A. Exchange Ratio. The definition of "Exchange Ratio" in Section
13.1 of the Agreement is hereby deleted in its entirety.

              B. Common Stock Exchange Ratio. The following definition of "Common Stock Exchange Ratio is hereby added to Section 13.1 of the Agreement:

                  "COMMON STOCK EXCHANGE RATIO" shall mean the fraction which has a numerator of 4,779,196 and the denominator which is the number of outstanding common shares of Farequest as of immediately prior to the Effective Time.

              C. Preferred Stock Exchange Ratio. The following definition of "Preferred Stock Exchange Ratio is hereby added to Section 13.1 of the
Agreement:

                  "PREFERRED STOCK EXCHANGE RATIO" shall mean the fraction which has a numerator of 1,527,389 and the denominator which is the number of outstanding common shares of Farequest as of immediately prior to the Effective Time.

         14. Farequest Warrants/Options. The following shall be added as Section
3.25 of the Agreement:

                  "3.25 Warrants/Options. Pursuant to the terms of all outstanding Farequest options and warrants, at the Effective Time the holders of said options/warrants shall be entitled, upon the exercise of said options/warrants pursuant to the terms thereof, to receive the per share merger consideration, on a fully diluted basis, payable by RCG to the Farequest stockholders pursuant to the terms of this Agreement. Any options/warrants that have been awarded by Farequest but have not yet been issued shall, when issued, contain provisions to effectuate the foregoing."

         15. Exhibit 2.1(b). The last sentence of Exhibit 2.1(b) to the Agreement is hereby deleted and replaced by the following:


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                  "To the extent any preferred shares have been converted prior to Closing, 0.96 of that number of common shares issued as a result of such converted preferred shares shall be added to the 17,321,146 number of common shares to be issued pursuant to Section 2.1(a)."

         16. Sole Amendments. The Parties hereby agree that except as modified herein, the Agreement shall remain in full force and effect.

         17. Counterparts. This 2nd Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, each of the parties hereto has caused this 2nd
Amendment to be executed on its behalf this __________, 2005.

                         RCG Companies Incorporated


                         By:      ______________________________
                         Name:    Michael D. Pruitt
                         Its:     President


                         WTI Acquisition, Inc.


                         By:      ______________________________
                         Name:    Michael D. Pruitt
                         Its:     President


                         Farequest Holdings, Inc.


                         By:      ______________________________
                         Name:    ______________________________
                         Its:     ______________________________



                         -------------------------------------
                         William A. Goldstein



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